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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated February 12, 1998 (except with respect to the T-One acquisition as described in Note 1 and to the stock split discussed in Note 14 of the Notes to Consolidated Financial Statements as to which the date is March 31, 1998) and to all references to our firm included in or made a part of this registration statement (No. 333-53335) on Form S-4.

/s/ ARTHUR ANDERSEN

                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
February 11, 1999